Exhibit 99.1

CLENE ANNOUNCES LAUNCH OF PROPOSED PUBLIC OFFERING

SALT LAKE CITY, June 15, 2023 (GLOBE NEWSWIRE) -- Clene Inc. (Nasdaq: CLNN), along with its subsidiaries “Clene” and its wholly owned subsidiary Clene Nanomedicine, Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, today announced  a proposed underwritten public offering in which it intends to offer and sell (i) shares of its common stock and (ii) accompanying warrants to purchase shares of common stock. The shares of common stock and the accompanying warrants will be issued separately but can only be purchased together in the offering. All of the shares of common stock and accompanying warrants are being offered by Clene. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Canaccord Genuity is acting as the sole bookrunner in the offering.

Clene intends to use the net proceeds from this offering, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of our lead drug candidate, CNM-Au8®, including the conduct of our on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities; and other general corporate purposes.

The shares and accompanying warrants are being offered by Clene pursuant to an effective shelf registration statement on Form S-3 (No. 333-264299) previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Canaccord Genuity LLC, Attention: Syndication Department,, 99 High Street, Suite 1200, Boston, Massachusetts 02110, or by email at prospectus@cgf.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our substantial dependence on the successful commercialization of our drug candidates, if approved, in the future; our inability to maintain the listing of our common stock on Nasdaq; our significant net losses and net operating cash outflows; our ability to demonstrate the efficacy and safety of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; our ability to obtain and maintain protection of intellectual property for our technology and drugs; our reliance on third parties to conduct drug development, manufacturing, and other services; our limited operating history and our ability to obtain additional funding for operations and to complete the licensing or development and commercialization of our drug candidates; the impact of the COVID-19 pandemic on our clinical development, commercial, and other operations; changes in applicable laws or regulations; the effects of inflation; the effects of staffing and materials shortages; the possibility that we may be adversely affected by other economic, business and/or competitive factors; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact Ignacio Guerrero-Ros, Ph.D., or David Schull Russo Partners, LLC Ignacio.guerrero-ros@russopartnersllc.com David.schull@russopartnersllc.com (858) 717-2310	Investor Contact Kevin Gardner LifeSci Advisors kgardner@lifesciadvisors.com 617-283-2856